Exhibit 21.1
Subsidiaries of Playa Hotels & Resorts N.V.

Entity Name	Jurisdiction of Incorporation
Playa Management USA, LLC (Canadian Branches - Ontario and BC)	Canada
Paloma Capital N.V.	Curacao
Perfect Timing N.V.	Curacao
Best Trip Tours & Travel, S.R.L.	Dominican Republic
Playa Cana B.V. (DR Branch)	Dominican Republic
Playa Dominican Resort B.V. (DR Branch)	Dominican Republic
Playa Management, LLC (DR Branch)	Dominican Republic
Playa Romana Mar B.V. (DR Branch)	Dominican Republic
Servicios PLYA DR Hoteles, S.A.S.	Dominican Republic
Ensenada Fugitiva Resort Limited	Jamaica
Ensenada Paraiso Resort Limited	Jamaica
Ensenada Rosa Grande Resort Limited	Jamaica
Hilmobay Resort Limited	Jamaica
JG Management Co. Limited	Jamaica
Montego Portfolio Limited	Jamaica
Playa Hall Jamaican Resort Limited	Jamaica
Rio Ensenada Mammee Resort Limited	Jamaica
Services PLYA Hotels Limited	Jamaica
Cameron del Caribe, S. de R.L. de C.V.	Mexico
Cameron del Pacífico, S. de R.L. de C.V.	Mexico
Desarrollos GCR, S. de R.L. de C.V.	Mexico
Gran Desing & Factory, S. de R.L. de C.V.	Mexico
Inmobiliaria Y Proyectos TRPLAYA, S. de R.L. de C.V.	Mexico
Playa Cabos Baja, S. de R.L. de C.V.	Mexico
Playa Gran, S. de R.L. de C.V.	Mexico
Playa Management, LLC (MX Branch)	Mexico
Playa Resorts Management Mexico, S. de R.L. de C.V.	Mexico
Playa Rmaya One, S. de R.L. de C.V.	Mexico
Servicios PLYA Hotels & Resorts, S. de R.L.de C.V.	Mexico
Playa Cana B.V.	Netherlands
Playa Dominican Resort B.V.	Netherlands
Playa Hotels & Resorts N.V.	Netherlands
Playa H&R Holdings B.V.	Netherlands
Playa Resorts Holding B.V.	Netherlands
Playa Riviera Maya B.V.	Netherlands
Playa Romana B.V.	Netherlands
Playa Romana Mar B.V.	Netherlands
Dunn's River Resort Lucia Limited	St. Lucia
Grande Resort Lucia Limited	St. Lucia
Hilmobay Resort Lucia Limited	St. Lucia
Jamziv Mobay Lucia Limited	St. Lucia
Paradise Cove Resort Lucia Limited	St. Lucia
Runaway Bay Resort Lucia Limited	St. Lucia
St. James Parish Resort Limited	St. Lucia
Playa Management, LLC	U.S.A.

Entity Name	Jurisdiction of Incorporation
Playa Management USA, LLC	U.S.A.
Playa Resorts Management, LLC	U.S.A.
Resort Room Sales, LLC	U.S.A.
Resort Room Sales II, LLC	U.S.A.